UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 21, 2005

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	0001260793	56-2356626
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 624-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Current Report on Form 8-K of Boston Capital Real Estate Investment Trust, Inc. (the “Company”) filed on September 21, 2005, on September 15, 2005, the Company acquired an interest in an existing multifamily apartment community consisting of 229 units in Plano, Texas known as the Preston at Willow Bend Apartments.  At closing, $10,400,000 of a maximum $12,000,000 mortgage bridge loan from Deutsche Bank Berkshire Mortgage, Inc. was used to fund a portion of the contract purchase price and related costs, which were approximately $16,131,347, and the remaining $1,600,000 was deposited into a repair escrow with the bridge lender until such time as the permanent mortgage closed.  The mortgage bridge loan had a sixty-day term and an interest rate of one-month LIBOR plus 100 basis points.

On October 25, 2005, the Company refinanced the above-mentioned mortgage bridge loan with a permanent mortgage with a maximum principal amount of $11,981,000 with Freddie Mac as lender, making available to the Company the $1,600,000 with which to proceed with capital improvements work in the property. The $19,000 difference between the mortgage bridge loan and the permanent mortgage was funded by property level working capital reserves.  The permanent mortgage has a fixed interest rate of 5.14%, which rate has been locked, and is for a nine-year term with only interest payments made monthly for such time.  In addition, the loan may be extended for one year at a floating rate of 250 basis points over the Freddie Mac index rate.

Item 4.01                                             Changes in Registrant’s Certifying Accountant.

On October 21, 2005, the Company engaged Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm, effective September 29, 2005, to audit the financial statements of the Company for its fiscal year ending December 31, 2005.  This action was approved by the Audit Committee of the Company’s Board of Directors.

During the two most recent fiscal years ended December 31, 2004 and in the subsequent interim period through September 29, 2005,  neither the Company nor anyone on its behalf has consulted Ernst & Young prior to its appointment as the Company’s independent registered public accounting firm regarding either (i) the application of accounting principles to any transaction (completed or proposed) or (ii) the type of audit opinion that might be rendered on the Company’s financial statements or (iii) any matters or reportable events as set forth in Item 304(a)(1)(iv) and (v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Capital Real Estate Investment Trust, Inc.

Date:	October 27, 2005	By:	/s/ Marc N. Teal
Marc N. Teal
Chief Financial Officer